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                                                                      EXHIBIT 21


           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA


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
First Tier Subsidiaries:            CCA of Tennessee, Inc., a Tennessee corporation
                                    JJFMSI Acquisition Sub, Inc., a Tennessee corporation
                                    PMSI Acquisition Sub, Inc., a Tennessee corporation
                                    Prison Realty Management, Inc., a Tennessee corporation

Second Tier Subsidiaries:           Correctional Service Acquisition Sub, Inc., a Tennessee corporation
                                    CCA (UK) Ltd., a United Kingdom corporation
                                    Corrections Corporation of Canada, Inc., a Canadian corporation
                                    CCA International, Inc., a Delaware corporation
                                    Viccor Investments PTY. LTD., a Victoria (Australia) corporation
                                    Technical and Business Institutes of America, Inc., a Tennessee corporation
                                    TransCor Puerto Rico, Inc., a Puerto Rico corporation
                                    TransCor America, LLC, a Tennessee limited liability company
                                    Privatized Management Acquisition Sub, Inc., a Tennessee corporation

Third Tier Subsidiaries:            CCA France, a French corporation
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